Exhibit 99.1

CalAmp Reports First Quarter Fiscal Year 2024 Financial Results

Gross Margin increases 280 basis points and Adjusted EBITDA remained strong in the quarter at $6.0 million

The Company’s Board of Directors has decided to explore strategic alternatives

IRVINE, CA, July 10, 2023 – CalAmp (Nasdaq: CAMP), a connected intelligence company that helps organizations monitor, track and protect their vital assets, today reported financial results for its first quarter of fiscal year 2024 ended May 31, 2023.

First Quarter Fiscal Year 2024 Financial Overview

•
Total revenue was $70.9 million in the quarter, a $7.6 million decline sequentially and $6.2 million increase year over year.
•
Software and Subscription Services (S&SS) revenue was $45.0 million in the quarter, down $6.4 million sequentially and up $5.4 million year over year.
•
Telematics Products revenue was $25.9 million, including a strong quarter from a large Industrial customer. This represented a $1.2 million decline sequentially and $0.8 million increase year over year.
•
Recurring Application Subscription revenues were $19.2 million, representing a $0.1 million sequential growth, and $1.1 million decline year over year.
•
Quarter End Remaining Performance Obligations (RPO) of $217.5 million, down sequentially by $20 million, driven by a few customers making contract modifications.
•
Telematics Products backlog was at $20 million, down sequentially by $9 million, reflecting improved supply.
•
Gross margin in the quarter increased 280 basis points sequentially to 38.2% as product mix shifted to higher margins.
•
Adjusted EBITDA was flat sequentially at $6.0 million in the quarter, or approximately 9% of revenue, driven by improved gross margins and cost control.
•
GAAP net loss from continuing operations was $4.0 million, or a loss of $0.11 per share, a sequential improvement from loss of $8 million or $0.22 per share.
•
Ended the quarter with $35.0 million in cash and cash equivalents; have $35.6 million of undrawn line availability subject to customary covenant tests.

Jeff Gardner, CalAmp’s CEO, commented: “First quarter revenues came in at $70.9 million, up 10% year over year, and we recognized another sequential increase in gross margin and cost efficiencies from our continued expense management efforts which all contributed to a solid first quarter Adjusted EBITDA of $6.0 million. Strategically, we have converted the installed base to a subscription model, focused the sales organization on selling full stack solutions, stood up a customer success team to drive retention and upselling, and restructured the business to improve cash flow and profitability. With the recent release of exciting new products—such as our next generation Video Dash Camera—CalAmp is positioned to drive high-margin recurring revenue growth from direct fleet customers.”

“Over the past few years, CalAmp has been executing a strategy to create shareholder value as an independent company. In the past weeks, we have received unsolicited inbound inquiries, as a result of which the Board of Directors has engaged advisors and formed a special committee to help us explore all strategic alternatives.”

Business and Recent Highlights

•
Completed the active conversion effort of transferring legacy device customers to subscription models.
•
Signed multiple new enterprise fleet customers, including a deal with R&L Carriers that added ~18,000 subscribers post FY24 Q1 close.
•
Released the next gen CalAmp Vision solution, which includes a dual facing dash cam and AI-based software; have already sold units and will continue to execute towards closing additional opportunities from a growing sales pipeline.

CalAmp Reports Fiscal Year 2024 First Quarter Financial Results

Summary Financial Information From Continuing Operations:

(In thousands except per share amounts)

	Three Months Ended
	May 31,
Description	2023	2022
Revenues:
Software & Subscription Services (S&SS)	$44,952	$39,557
Telematics Products	25,939	25,169
	$70,891	$64,726
Gross profit	27,061	25,647

Gross margin	38%	40%

Net loss	$(4,032)	$(12,173)
Net loss per diluted share	$(0.11)	$(0.34)
Non-GAAP measures:
Adjusted EBITDA	$6,045	$1,856
Adjusted EBITDA margin	9%	3%

	May 31,	February 28,
Description	2023	2023
Cash and cash equivalents	$34,960	$41,928
Working capital	68,748	68,295
Deferred revenue	35,291	36,552
Total debt (carrying value)	227,966	228,121

	May 31,
S&SS Supplemental Information:	2023	2022
Remaining performance obligations	$217,490	$215,000
Subscribers	1,687	1,195

	Three Months Ended
	May 31, 2023	May 31, 2022	Feb 28, 2023
Revenue by type of goods and services:
Telematics devices and accessories	$46,291	$39,395	$50,461
Rental income and other services	$5,434	4,270	$8,623
Recurring application subscriptions (1)	$19,166	21,061	$19,422
Total	$70,891	$64,726	$78,506

Recurring application subscriptions, excluding Automotive Vehicle Finance Business (1)	$19,166	$20,280	$19,079
(1)
Recurring application subscriptions includes $0.0 million, $0.8 million, and $0.3 million during the three months ended May 31, 2023, May 31, 2022, and February 28, 2023, respectively, attributable to the auto vehicle finance business which has been completely wound down.

CalAmp Reports Fiscal Year 2024 First Quarter Financial Results

Second Quarter Fiscal Year 2024 Business Outlook

We expect FY24 Q2 revenues to range between $67 and $73 million with adjusted EBITDA between $5 and $9 million.

A reconciliation of non-GAAP guidance financial measures to corresponding GAAP guidance financial measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty and potential variability of expenses, such as stock-based compensation expense-related charges, that may be incurred in the future and cannot be reasonably determined or predicted at this time. It is important to note that these factors could be material to our results of operations computed in accordance with GAAP.

Conference Call and Webcast

CalAmp is hosting a conference call for analysts and investors to discuss its first quarter fiscal year 2024 results at 2:00 p.m. Pacific Time today. Participants can listen in via webcast by visiting the Investor Relations section of its website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days after the call. The conference call can also be accessed by dialing 833-470-1428 (+1-404-975-4839 for international callers) and using the Conference ID #597090. Following the call, an audio replay will also be available by calling 866-813-9403 or 1-929-458-6194 and entering the Replay ID # 915253. The audio replay will be available through July 17, 2023.

About CalAmp

CalAmp (Nasdaq: CAMP) provides flexible solutions to help organizations worldwide monitor, track and protect their vital assets. Our unique combination of software, devices, and platform enables over 14,000 commercial and government organizations worldwide to increase efficiency, safety and transparency while accommodating the unique ways they do business. With over 10 million active edge devices and 275+ issued or pending patents, CalAmp is the telematics leader organizations turn to for innovation and dependability. For more information, visit calamp.com, or LinkedIn, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii) our competitive position and opportunities, (iii) our comprehensive review of strategic alternatives focused on enhancing shareholder value, and (iv) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict”, “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside of our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; the outcome of our comprehensive review of strategic alternatives, including the availability of any strategic alternatives that are worthwhile to pursue; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the recent coronavirus (COVID-19) pandemic; global component shortages due to supply chain constraints caused by the COVID-19 pandemic; disruptions in sales, operations, relationships with customers, suppliers, employees; our ability to successfully and timely accomplish our transformation to a SaaS solutions provider; our transition out of the automotive vehicle financing business; competitive pressures; pricing declines; demand for our telematics products; rates of growth in our target markets; prolonged disruptions of our contract manufacturers’ facilities or other significant operations; force majeure or force-majeure-like events at our contract manufacturers’ facilities including component shortages; the ongoing diversification of our global supply chain; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to improve gross margin; cost-containment measures; legislative, trade, tariff, and regulatory actions; integration, unexpected charges or expenses in connection with acquisitions; the impact of legal proceedings and compliance risks; the impact on our business and reputation from information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release

CalAmp Reports Fiscal Year 2024 First Quarter Financial Results

of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. More information on these risks and other potential factors that could affect our financial results is included in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings, which you may obtain for free at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, which speak as of their respective dates except as required by law.

Non-GAAP Financial Measures

“GAAP” refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation and legal expenses, impairment losses and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with additional information about our financial performance and future prospects of our core business activities. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate our results of ongoing operations and enable additional period-to-period comparisons. The presentation of these and other similar items in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

CalAmp, LoJack, TRACKER, Here Comes The Bus, Bus Guardian, iOn Vision, CrashBoxx and associated logos are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries and/or the EU. Spireon acquired the LoJack® U.S. Stolen Vehicle Recovery (SVR) business from CalAmp and holds an exclusive license to the LoJack mark in the United States and Canada. Any other trademarks or trade names mentioned are the property of their respective owners.

AT CALAMP:	AT CALAMP:
Jikun Kim	Logan Lucas
SVP & CFO	Corporate Strategy
ir@calamp.com	ir@calamp.com

CalAmp Reports Fiscal Year 2024 First Quarter Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	May 31,
	2023	2022

Revenues	$70,891	$64,726
Cost of revenues	43,830	$39,079
Gross profit	27,061	25,647
Operating expenses:
Research and development	5,842	$7,000
Selling and marketing	11,023	$11,478
General and administrative	11,354	$15,162
Intangible asset amortization	1,222	$1,342
Total operating expenses	29,441	34,982
Operating loss	(2,380)	(9,335)
Non-operating income (expense):
Investment income	207	$(114)
Interest expense	(1,678)	$(1,533)
Other expense, net	(129)	$(942)
Total non-operating expenses	(1,600)	(2,589)
Loss from operations before income taxes	(3,980)	(11,924)
Income tax provision	(52)	$(249)
Net loss	$(4,032)	$(12,173)
Loss per share - continuing operations:
Basic	$(0.11)	$(0.34)
Diluted	$(0.11)	$(0.34)
Earnings per share - discontinued operations:
Basic	$-	$-
Diluted	$-	$-
Shares used in computing earnings (loss) per share:
Basic	36,632	35,723
Diluted	36,632	35,723

- more -

CalAmp Reports Fiscal Year 2024 First Quarter Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	May 31,	February 28,
	2023	2023
Assets

Current assets:
Cash and cash equivalents	$34,960	$41,928
Accounts receivable, net	85,033	82,946
Inventories	24,336	23,902
Prepaid expenses and other current assets	23,848	26,019
Total current assets	168,177	174,795

Property and equipment, net	31,526	32,832
Operating lease right-of-use assets	11,632	12,293
Deferred income tax assets	3,624	3,275
Goodwill	94,708	94,214
Other intangible assets, net	25,695	26,633
Other assets	36,872	36,078
Total assets	$372,234	$380,120

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt	$276	$705
Accounts payable	47,904	52,716
Accrued payroll and employee benefits	11,583	11,766
Deferred revenue	22,143	25,448
Other current liabilities	17,523	15,865
Total current liabilities	99,429	106,500

Long-term debt, net of current portion	227,690	227,416
Operating lease liabilities	11,277	12,314
Other non-current liabilities	21,394	19,583
Total liabilities	359,790	365,813
Stockholders' equity:
Common stock	375	374
Additional paid-in capital	186,592	184,672
Accumulated deficit	(172,848)	(168,816)
Accumulated other comprehensive loss	(1,675)	(1,923)
Total stockholders' equity	12,444	14,307
Total liabilities and stockholders' equity	$372,234	$380,120

- more -

CalAmp Reports Fiscal Year 2024 First Quarter Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Fiscal Year Ended
	May 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,032)	$(12,173)

Depreciation expense	4,328	4,156
Intangible asset amortization	1,222	1,342
Stock-based compensation	2,178	2,960
Amortization of debt issuance costs and discount	281	304
Non-cash operating lease cost	842	893
Revenue assigned to factors	(436)	(784)
Deferred tax assets, net	(304)	109
Other	22	-
Changes in operating assets and liabilities of continuing operations	(7,081)	(12,357)
NET CASH USED IN OPERATING ACTIVITIES	(2,980)	(15,550)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,958)	(3,630)
NET CASH USED IN INVESTING ACTIVITIES	(1,958)	(3,630)

CASH FLOWS FROM FINANCING ACTIVITIES:
Taxes paid related to net share settlement of vested equity awards	(257)	(425)
NET CASH USED IN FINANCING ACTIVITIES	(257)	(425)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(1,773)	(576)
Net change in cash and cash equivalents	(6,968)	(20,181)
Cash and cash equivalents at beginning of year	41,928	79,221
Cash and cash equivalents at end of year	$34,960	$59,040

CalAmp Reports Fiscal Year 2024 First Quarter Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. The presentation of non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with an overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of core business operations between current and past periods.

The reconciliation of GAAP-basis net loss to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended
	May 31,
	2023	2022

GAAP basis net loss	$(4,032)	$(12,173)

Investment (income) loss	(207)	114
Interest expense	1,678	1,533
Income tax provision	52	249
Depreciation and amortization	5,550	5,498
Stock-based compensation	2,178	2,960
Litigation and non-recurring legal expenses	175	3,131
Restructuring	-	-
Costs incurred in transition of LoJack North America business to acquiror (a)	36	752
Other	615	(208)
Adjusted EBITDA	$6,045	$1,856

Revenues	$70,891	$64,726

Adjusted EBITDA margin	9%	3%

(a)
Costs incurred in transition of business to acquiror are attributable to the wind-down and transfer of the LoJack North America business to Spireon.